UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2019

Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common Stock, $0.001 par value	GDOT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submissions of Matters to a Vote of Security Holders.
On May 23, 2019, Green Dot Corporation (the “Registrant”) held its 2019 Annual Meeting of Stockholders. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as follows:

1.
To elect eight directors, each to serve for a one-year term expiring at the 2020 Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal:

Nominee	For	Against	Abstain	Broker Non-Votes
Kenneth C. Aldrich	44,352,274	349,538	45,059	4,734,983
J. Chris Brewster	44,628,604	80,144	38,123	4,734,983
Glinda Bridgforth Hodges	44,184,954	521,988	39,929	4,734,983
Rajeev V. Date	44,618,164	90,536	38,171	4,734,983
Saturnino "Nino" Fanlo	44,618,897	88,031	39,943	4,734,983
William I. Jacobs	44,625,837	82,911	38,123	4,734,983
George T. Shaheen	43,981,853	725,072	39,946	4,734,983
Steven W. Streit	44,634,064	91,035	21,772	4,734,983

2.	To ratify the appointment of Ernst & Young LLP as the Registrant's independent registered public accounting firm for the year ending December 31, 2019:

For	Against	Abstain	Broker Non-Votes
49,094,020	348,509	39,325	—

3.	To vote on a non-binding advisory resolution to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
44,197,936	503,592	45,343	4,734,983

Each of the directors named under Proposal No. 1 was elected, based on the recommendation of the Registrant's Board of Directors in the definitive proxy statement for the Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ John C. Ricci
John C. Ricci
General Counsel and Secretary

Date: May 28, 2019